        JEFFERSON SAVINGS AND LOAN ASSOCIATION
           SUPPLEMENTAL RETIREMENT AGREEMENT
           ---------------------------------


     This Agreement entered into as of the 9th day of November, 1993 by and between Jefferson Savings and Loan Association and David V. McCay.

     WHEREAS, the Executive has been employed by the Association since February, 1989, and currently is employed in the capacity of President and Chief Executive Officer of the Association and in the capacity of Chairman of the Board, President and Chief Executive Officer of the Company, and is expected to continue in these capacities; and

     WHEREAS, the Executive has performed his duties in a capable and efficient manner, resulting in substantial growth and progress to the Company and the Association; and

     WHEREAS, the experience of the Executive is such that assurance of his continued service is desirous to further the future growth and profits of the Company and the Association;
and

     WHEREAS, the Association desires to retain the services of the Executive to the Company and the Association and as such wishes to provide the Executive with supplemental retirement income as an added incentive to remain employed at the Company and the Association.

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements hereinafter contained, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree to this Agreement as follows:

                       ARTICLE I

                      DEFINITIONS
                      -----------

     "Agreement" shall mean this agreement between the Executive and the Association.

     "Annual Offset Amount" shall mean the sum of (i) the primary social security benefit payable annually to the Executive as of the earliest date, following his termination of employment, on which he could begin to collect such benefit (regardless of when such payment actually begins), and (ii) the annual amount that would be payable to the Executive if that portion of his account under the Association's 401(k) Savings Plan which is attributable to the Association's contributions were paid to him in the form of a 50% joint and survivor annuity, with his Surviving Spouse as contingent beneficiary, commencing

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upon his termination of employment (regardless of when he
actually begins to collect such benefits).

     "Association" shall mean Jefferson Savings and Loan
Association.

     "Average Annual Compensation" shall mean the average of the Executive's highest Compensation for the three calendar years (whether or not such years are consecutive) in the five calendar years immediately preceding the calendar year in which his employment with the Association terminates for any reason.

     "Benefits" shall mean, collectively, the benefits payable under Article II, III and IV of the Agreement.

     "Change in Control" shall have the meaning set forth in
Section 11(a) of the Employment Agreement.

     "Company" shall mean Jefferson Savings Bancorp, Inc.

     "Compensation" shall mean the amount of W-2 earnings paid to an Executive by the Association (plus any amounts withheld from the Executive under a 401(k) Plan or cafeteria plan sponsored by the Association) within a Plan Year.

     "Disability" shall have the meaning set forth in, and be determined in accordance with, Section 9(b) of the Employment
Agreement.

     "Employment Agreement" shall mean the Executive's employment agreement with the Company and the Association.

     "Executive" shall mean David V. McCay.

     "Just Cause" shall have the meaning set forth in, and be determined in accordance with, Section 9(c) of the Employment
Agreement.

     "Surviving Spouse" shall mean the Executive's spouse on the date of his death, but shall not include a spouse from whom he is legally separated or divorced at the time of his death.

     "Vested Percentage" shall be determined based on the Executive's continued service as an employee of the Association and having attained a specified age, and shall be determined according to the following schedule:

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     Executive's Continued Service and           Executive's
            Having Attained Age              Vested Percentage
     ---------------------------------       -----------------

               Less than 55                    0%
                         55                    66 2/3%
                         56                    70%
                         57                    73 1/3%
                         58                    76 2/3%
                         59                    80%
                         60                    83 1/3%
                         61                    86 2/3%
                         62                    90%
                         63                    93 1/3%
                         64                    96 2/3%
                         65                    100%


                      ARTICLE II

         RETIREMENT BENEFITS FOR THE EXECUTIVE
         -------------------------------------

     In the event that the Executive's employment with the Association is terminated for any reason other than his death, his Disability, or Just Cause, the Association shall pay the Executive an annual annuity for his lifetime in an amount per year equal to (i) the product of his Vested Percentage, and 75% of his Average Annual Compensation, less (ii) 50% of his Annual Offset Amount. The payments due under this Article shall begin on the first day of the second month following the date of the Executive's termination of employment with the Association, and shall thereafter be made on the annual anniversary dates of such first payment date. Except as provided in Article IV, no benefits shall be payable hereunder after the death of the Executive.

                      ARTICLE III

                  DISABILITY BENEFITS
                  -------------------

     In the event that the Executive's employment with the Association terminates due to his Disability, the Association shall pay the Executive an annual annuity for his lifetime in an amount equal to (i) 75% of his Average Annual Compensation, less
(ii) 50% of his Annual Offset Amount. The payments due under this Article shall begin on the first day of the second month following the date of the Executive's termination of employment, and shall thereafter be made on the annual anniversary dates of such first payment date. Except as provided in Article IV, no benefits shall be payable hereunder after the death of the Executive.

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                      ARTICLE IV

                    DEATH BENEFITS
                    --------------

     In the event that the Executive predeceases his Surviving Spouse (whether before or after the commencement of benefit payments under Article II or III hereof), his Surviving Spouse shall be entitled to receive for life an annual annuity in an amount equal to 50% of the annual retirement benefit which the Executive would have received under Article II if he had terminated employment on the date of his death and then had a vested percentage equal to 100%. Such payment of benefits shall commence on the first day of the second month following the date of the Executive's death, and shall thereafter be made on the annual anniversary dates of such first payment date. No payments shall be payable hereunder after the death of the Surviving Spouse.


                       ARTICLE V

                  SOURCE OF BENEFITS
                  ------------------

     Benefits shall constitute an unfunded, unsecured promise by the Association to provide such payments in the future, as and to the extent such Benefits become payable. Benefits shall be paid from the general assets of the Association, and no person shall, by virtue of this Agreement, have any interest in such assets (other than an unsecured creditor of the Association).
In the event that a trust is established as described herein at
Article VIII, the trustee of such trust shall inform the Board annually prior to the commencement of each fiscal year as to the manner in which such trust assets shall be invested.


                      ARTICLE VI

                      ASSIGNMENT
                      ----------

     Except as otherwise is provided by this Agreement, it is agreed that neither the Executive nor his Surviving Spouse (if any) shall have any right to commute, sell, assign, transfer, encumber and pledge or otherwise convey the right to receive any Benefits hereunder, which Benefits and the rights thereto are expressly declared to be nonassignable and nontransferable.

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                      ARTICLE VII

               NO RETENTION OF SERVICES
               ------------------------

     The Benefits payable under this Agreement shall be independent of, and in addition to, any other employment agreement that may exist from time to time between the parties hereto, or any other compensation payable by the Association to the Executive, whether salary, bonus, retirement income under employee benefit plans sponsored or maintained by the Company or the Association, or otherwise. This Agreement shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision hereof restrict the right of the Association to terminate the Executive's employment, or restrict the right of the Executive to terminate his employment.

                     ARTICLE VIII

                RIGHTS OF THE EXECUTIVE
                -----------------------

     The rights of the Executive under this Agreement and of his Surviving Spouse (if any) shall be solely those of an unsecured creditor of the Association except as may be provided in this Article. In the event that the Association shall establish an irrevocable trust to be attached as Schedule A hereto ("Trust Agreement"), such assets of the Association may be held by such trust pursuant to such Trust Agreement, subject to claims by general creditors of the Association by appropriate judicial action as provided by such Trust Agreement. Any insurance policy or any other asset or held by the Association in connection with the liabilities assumed by it hereunder, shall not, except as otherwise expressly provided and as attached as Schedule A hereto, be deemed to be held under any trust for the benefit of the Executive or his Surviving Spouse (if any), or to be security for the performance of the obligations of the Association, but shall be, and remain, a general, unpledged, unrestricted asset of the Association. Neither Executive nor his Surviving Spouse (if any) shall be named as owner of an insurance policy, if any, held in connection with the liabilities hereunder.

                      ARTICLE IX

        INVOLUNTARY TERMINATION OF EMPLOYMENT;
  TERMINATION OF EMPLOYMENT UPON A CHANGE IN CONTROL;
            OR TERMINATION FOR JUST CAUSE
  --------------------------------------------------

     The provisions of this Article shall supersede any provisions of this Agreement to the contrary.

     In the event that Executive's employment with the Association shall be terminated by an action of the Board of Directors of the Association for conduct not constituting Just
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Cause or in the event of the Executive's termination of
employment in connection with a Change in Control which triggers the payment of benefits under Section 11 of the Employment Agreement, then the Executive shall become fully vested in his right to Benefits, and the present value of such Benefits shall be due and payable to the Executive in one lump sum payment within 10 days following such termination of employment with the Association. For purposes hereof, present value shall be determined using the 1984 Unisex Pension Mortality Table (set forward one year) and 120% of the interest rates used by the Pension Benefit Guaranty Corporation for purposes of determining the present value on plan termination on January 1 preceding the termination date.

     In the event of the Executive's termination of employment for Just Cause, no Benefits shall be payable hereunder, and the Association shall have no further obligations hereunder, unless and to the extent that the Association determines, in its sole and absolute discretion, to the contrary.

                        ARTICLE X

                      REORGANIZATION
                      --------------

     The Association agrees that it will not merge or consolidate with any other corporation or organization, or permit its business activities to be taken over by any other organization, unless and until the succeeding or continuing corporation or other organization shall expressly assume the rights and obligations of the Association herein set forth. The Association further agrees that it will not cease its business activities or terminate its existence, other than as heretofore set forth in this paragraph, without having made adequate provision for the fulfillment of its obligation hereunder.

                      ARTICLE XI

                      AMENDMENTS
                      ----------

     This Agreement may be revoked or be amended in whole or in part only by a writing signed by all of the parties hereto.

                      ARTICLE XII

                       STATE LAW
                       ---------

     This Agreement shall be construed and governed in all respects under and by the laws of the State of Missouri. If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

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                     ARTICLE XIII

                       HEADINGS
                       --------

     Heading and subheadings in this Agreement are inserted for convenience and reference only and constitute no part of this Agreement.

                      ARTICLE XIV

                     COUNTERPARTS
                     ------------

     This Agreement may be executed in an original and any number of counterparts, each of which shall constitute an original of one and the same instrument.


                      ARTICLE XV

                        GENDER
                        ------

     This Agreement shall be construed, where required, so that the masculine gender includes the feminine.


                      ARTICLE XVI

                     EFFECTIVE DATE
                     --------------

     The effective date of this Agreement shall be the date of the Association's conversion from mutual to stock form, and this Agreement shall be contingent on such conversion. Unless terminated earlier in accordance with Article XIX, this Agreement shall remain in effect during the term of employment of the Executive and until all benefits payable hereunder have been made.


                     ARTICLE XVII

            Interpretation of the Agreement
            -------------------------------

     The Board of Directors of the Association shall have sole and absolute discretion to administer, construe, and interpret the Agreement, and the decisions of the Board shall be conclusive and binding on all affected parties (unless such decisions are arbitrary and capricious).


                     ARTICLE XVIII

                ARBITRATION OF DISPUTES
                -----------------------

     In the event that any dispute arises between the Executive and the Association as to the terms or interpretation of this Agreement, said dispute shall be referred to the American Arbitration Association, and the parties expressly consent to submit said dispute to be so arbitrated. The decision of the American Arbitration Association shall be final and binding on all the parties, and there shall be no appeal therefrom.

                      ARTICLE XIX

               TERMINATION OF AGREEMENT
               ------------------------

     The Association and the Executive (or his Surviving Spouse in the event she survives him) may terminate this Agreement at any time in a writing executed by the parties.

     IN WITNESS WHEREOF, the Association has caused this
Agreement to be signed in its corporate name by its duly
authorized officer, impressed with its corporate seal, and
properly attested to, and the Executive has hereto set his hand, all on the day and year first above written.
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                                JEFFERSON SAVINGS AND LOAN ASSOCIATION

Attest: /s/ Gary G. Honerkamp   By: /s/ Edward G. Throop, Chairman of the Board
        ---------------------       -------------------------------------------



                                EXECUTIVE



Witness: /s/ Paul J. Milano     /s/ David V. McCay
        ---------------------   -------------------------------------------
                                David V. McCay
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